SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported):  July 24, 1998
                                                           -------------



                          AMERICAN BINGO & GAMING CORP.
                          -----------------------------
                            (Exact name of registrant
                          as specified in its charter)



             Delaware                1-13530           74-2723809
--------------------------------------------------------------------------------
         (State or other           (Commission      (I.R.S. Employer
          jurisdiction of         File Number)     Identification No.)
          incorporation)




      1440 Charleston Highway, West Columbia, South Carolina       29169
--------------------------------------------------------------------------------
             (Address of principal executive offices)            (Zip Code)




       Registrant's telephone number, including area code:  (803) 796-7875
                                                            --------------


                                    Not Applicable
                                    --------------
         (Former name or former address, if changed since last report.)

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Item  5.          Other  Events.
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On  July  24,  1998,  the  Company  entered into a Mutual Release and Settlement
Agreement with Greg Wilson, the Company's former President and CEO and a member of the Company's Board of Directors. The Mutual Release and Settlement Agreement settled the issues between the Company and Mr. Wilson that were the basis for the issuance of the arrest warrants against Mr. Wilson disclosed in the Company's Form 8-K dated July 2, 1998. In addition, on July 24, 1998, the Company entered into a Severance Agreement with Mr. Wilson which provided for his resignation from all positions he held with the Company and its subsidiaries as well as the termination of his employment with the Company. Pursuant to the terms of the Severance Agreement, Mr. Wilson and his wife agreed to refrain from selling the shares of the Company's stock which they own directly in their respective names for one year following the date of the agreement; provided, however, both Mr. Wilson and his wife shall have the right to sell their shares at a price of $6 per share or higher, subject to certain limitations, and Mr. Wilson and his wife in the aggregate may sell up to 2,000 shares of the Company's common stock per day, so long as such combined total of sales do not exceed 20,000 shares per month. Pursuant to the terms of the Severance Agreement, Mr. Wilson and his wife also agreed to provide a general proxy to Andre Hilliou, as the President and CEO of the Company, for a period of 11 months authorizing Mr. Hilliou to vote such shares of Mr. and Mrs. Wilson at any and all shareholder meetings of the Company.

In a separate matter, on July 30, 1998, the Company announced that Randall J. Fein had resigned from the Company's Board of Directors at a meeting of the Board held on that date. At the Board meeting, the Board elected three new members to the Board to fill vacancies. The new members of the Board include James L. Hall, Grover C. Seaton III, and A. Joe Willis. These three new members of the Board join G. George Fox, George M. Harrison, Jr., Andre M. Hilliou and Michael W. Mims on the Board. Also at the Board meeting, the Board elected the following officers of the Company: Andre M. Hilliou - Chairman of the Board, President and CEO, George M. Harrison, Jr. - Vice President, Michael W. Mims - Vice President, and Richard M. Kelley - Secretary and Treasurer.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     AMERICAN  BINGO  &  GAMING  CORP.
                                     ---------------------------------
                                     (Registrant)



                                     By:  /s/  Andre M. Hilliou
                                        ------------------------------------
                                     Name:  Andre M. Hilliou
                                     Title: Chairman of the Board, President
                                             and Chief Executive Officer


Dated:      August  3,  1998
         -------------------

                                INDEX TO EXHIBITS
                                -----------------


Exhibit                                                               Sequential
Number     Description                                               Page Number
------     -----------                                               -----------

   99.1    Press  Release  dated  July  27,  1998.

   99.2 Mutual Release and Settlement Agreement with L. Gregory Wilson dated July 24, 1998.

   99.3    Severance  Agreement  with L. Gregory Wilson dated
           July  24,  1998.

   99.4    Press  Release  dated  July  30,  1998.